Exhibit 2

TRANSFER RESTRICTION AGREEMENT

This Transfer Restriction Agreement, dated as of September 29, 2017, (this “Agreement”), is by and among NACCO Industries, Inc., a Delaware corporation (“NACCO”), Hamilton Beach Brands Holding Company, a Delaware corporation (“Hamilton Beach Holding”), each of the undersigned members of the Rankin and Taplin families (each an “Undersigned Family Member” and, collectively, the “Undersigned Family Members”), and Hamilton Beach Holding, in its capacity as the Administrator.

WHEREAS, this Agreement is being entered into in connection with NACCO’s spin-off of Hamilton Beach Holding to NACCO stockholders (the “Spin-Off”) as more fully described in Hamilton Beach Holding’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 21, 2017, as amended;

WHEREAS, to effect the Spin-Off, NACCO will make a distribution of all of the outstanding shares of Hamilton Beach Holding common stock to holders of NACCO Class A Common Stock (“NACCO Class A Common Stock”) and NACCO Class B Common Stock (“NACCO Class B Common Stock” and together with NACCO Class A Common Stock, the “NACCO Common Stock”);

WHEREAS, each holder of NACCO Common Stock will receive one share of Hamilton Beach Holding Class A common stock (“Hamilton Beach Holding Class A Common Stock”) and one share of Hamilton Beach Holding Class B common stock (“Hamilton Beach Holding Class B Common Stock” and together with the Hamilton Beach Holding Class A Common Stock, the “Hamilton Beach Holding Common Stock”), for each share of NACCO Common Stock held by such holder;

WHEREAS, as of the date hereof, the Family Members Beneficially Own an aggregate of (i) 1,822,685 shares of NACCO Class A Common Stock and (ii) 1,542,757 shares of NACCO Class B Common Stock, by the persons and in the amounts set forth on Schedule 1 hereto;

WHEREAS, immediately following the Spin-Off, the Family Members will Beneficially Own an aggregate of (i) 3,365,442 shares of Hamilton Beach Holding Class A Common Stock and (ii) 3,365,442 shares of Hamilton Beach Holding Class B Common Stock, by the persons and in the amounts set forth on Schedule 1 hereto;

WHEREAS, the Spin-Off is being undertaken pursuant to a single, integrated plan and for federal income tax purposes it is intended that the Spin-Off will qualify as tax-free under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, except to the extent that NACCO shareholders receive cash in lieu of fractional shares of Hamilton Beach Holding Common Stock;

WHEREAS, the parties hereto desire to maintain favorable tax treatment for the Spin-Off and to cause the Spin-Off to qualify as tax-free under Section 355 of the Code; and

WHEREAS, this Agreement is being entered into, in part, in order to maintain favorable tax treatment for the Spin-Off pursuant to Section 355 of the Code and the rules and regulations promulgated thereunder (including, but not limited to, Treasury Regulations Section 1.355-7).

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, each of the parties hereby agree as follows:

1.	CERTAIN DEFINITIONS.

As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

“Acquire” means to purchase or otherwise acquire, or enter into any agreement with respect to the purchase or acquisition of, any security that is treated as an acquisition of Beneficial Ownership. For the avoidance of doubt, Acquire will include any Constructive Acquisition that is treated as an acquisition of Beneficial Ownership.

“Acquisition” means a purchase or other acquisition, or entering into any agreement with respect to the purchase or acquisition of any security that is treated as an acquisition of Beneficial Ownership. For the avoidance of doubt an Acquisition will include any Constructive Acquisition that is treated as an acquisition of Beneficial Ownership.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person. For this purpose, “Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise, and with respect to a natural Person, such Person’s immediate family members and any trust, partnership, limited liability company or similar vehicle established and maintained for the benefit of such Person. For purposes of this Agreement, (i) no Family Member shall be deemed an Affiliate of any other Family Member, (ii) none of NACCO or Hamilton Beach Holding shall be considered an Affiliate of any Family Member, (iii) none of NACCO or any of its subsidiaries shall be deemed to be an Affiliate of Hamilton Beach Holding and (iv) after completion of the Spin-Off, none of Hamilton Beach Holding or any of its subsidiaries shall be deemed to be an Affiliate of NACCO.

“Beneficial Owner” and “Beneficial Ownership” and words of similar import have the meaning assigned to such terms for United States federal income tax purposes. For the avoidance of doubt, Beneficial Ownership as of the date of this Agreement is set forth on Schedule 1.

“Board of Directors” means the Board of Directors of NACCO or Hamilton Beach Holding, as applicable.

“Charitable Transferee” means, with respect to any Family Member, any organization to which Section 501 of the Code applies and which is Controlled, directly or indirectly, solely by such Family Member and/or one or more Related Parties with respect to such Family Member.

“Constructive Acquisition” means entering into or acquiring a derivative contract with respect to a security, entering into or acquiring a futures or forward contract or option to acquire a security or entering into any other hedging or other derivative transaction that has the effect of assuming the material economic benefits and risks of ownership.

“Constructive Disposition” means entering into or acquiring an offsetting derivative contract with respect to a security, entering into or acquiring a futures or forward contract or option to deliver a security or entering into any other hedging or other derivative transaction that has the effect of materially divesting the economic benefits and risks of ownership.

“Convertible Securities” means (x) any securities of a Person (other than any class or series of common stock) or any subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any class or series of common stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (z) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements or arrangements of any character to Acquire common stock, preferred stock or other capital stock.

“Counsel” means McDermott Will & Emery LLP.

“Direct Relatives” means, with respect to any Person, the spouse, siblings (whether by the whole or half blood) and lineal descendants and ancestors (which shall include a Person adopted before the age of 18) of such Person; for the avoidance of doubt, such term shall not include such Person’s in-laws, cousins, sibling’s lineal descendents (e.g., nieces or nephews) or parent’s siblings (i.e., uncles or aunts).

“Equity Security” means (i) any common stock, preferred stock or other capital stock, (ii) any securities convertible into or exchangeable for common stock, preferred stock or other capital stock or (iii) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements of any character to Acquire common stock, preferred stock or other capital stock.

“Exempt Gift” means, with respect to any Family Member Shares, any transfer to the extent that it is treated as a gift for U.S. federal income tax purposes:

(i)    by an Undersigned Family Member to an Exempt Transferee; or

(ii)    by an Exempt Transferee to a Subsequent Exempt Transferee of any Family Member Shares (or any substitute therefor) received from an Undersigned Family Member, but only if such transfer of such Family Member Shares would have qualified as an Exempt Gift under clause (i) above if such transfer were directly from the Undersigned Family Member to the Subsequent Exempt Transferee;

provided, however, that no transfer pursuant to clause (i) or (ii) shall be an Exempt Gift unless each Person to whom any such transfer is made (unless such Person is already a party and so bound) simultaneously therewith becomes a party to this Agreement and agrees to be bound hereby with respect to such Family Member Shares to the same extent as such Family Member.

“Exempt Transferee” means, with respect to an Undersigned Family Member, any Related Party of such Undersigned Family Member.

“Exempt Voting Transfer” means, with respect to any Family Member Shares, any Transfer:

(i)    by an Undersigned Family Member to an Exempt Transferee;

(ii)    by an Exempt Transferee to a Subsequent Exempt Transferee of any Family Member Shares (or any substitute therefor) received from an Undersigned Family Member, but only if the Transfer of such Family Member Shares would have qualified as an Exempt Voting Transfer under clause (i) above if the Transfer were directly from the Undersigned Family Member to the Subsequent Exempt Transferee; or

(iii)    that is a Permitted Pledge or Permitted Constructive Disposition;

provided, however, that no Transfer pursuant to clause (i) or (ii) shall be an Exempt Voting Transfer unless each Person to whom any such Transfer is made (unless such Person is already a party and so bound) simultaneously therewith becomes a party to this Agreement and agrees to be bound hereby with respect to such Family Member Shares to the same extent as such Family Member.

“Family Member” means (i) each Undersigned Family Member and (ii) each other Person (including any Permitted Transferee) who is required to become or becomes a party to this Agreement, in each case, for so long as such Person is the Beneficial Owner of any Family Member Shares.

“Family Member Shares” means, with respect to any Family Member (including any Permitted Transferee), any and all shares of NACCO Common Stock and Hamilton Beach Holding Common Stock Beneficially Owned by such Family Member as of the relevant determination date (including any shares of NACCO Common Stock and Hamilton Beach Holding Common Stock Acquired by such Family Member following the date hereof).

“IRS” means the U.S. Internal Revenue Service or any successor thereto, including, but not limited to, its agents, representatives, and attorneys.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, treaty, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law).

“Lock-Up Period” means the period beginning on the date of the Spin-Off and ending on the day after the second (2nd) anniversary of the date thereof.

“Opinion” means the opinion of Counsel with respect to certain tax aspects of the Spin-Off.

“Permitted Constructive Disposition” means, with respect to a security, a Constructive Disposition that does not, and will not at any subsequent time, result in a transfer of ownership of such security for federal income tax purposes, so long as, in the case of an Equity Security, the Person effecting such Constructive Disposition retains the sole right to vote such Equity Security in accordance with this Agreement and otherwise complies with his, her or its obligations hereunder, in all material respects.

“Permitted Pledge” means the pledge by any Family Member of Family Member Shares, Equity Securities or any Convertible Securities of NACCO or Hamilton Beach Holding Beneficially Owned by any Family Member to a bank or other financial institution to secure indebtedness, which pledge and related indebtedness is on customary terms and conditions and which (prior to any default or foreclosure thereunder) does not (i) interfere with or limit such Person’s rights or obligations hereunder to vote such Family Member Shares, Equity Securities or Convertible Securities, (ii) constitute a proxy in favor of a third party in respect of rights to vote such Family Member Shares, Equity Securities or Convertible Securities, (iii) interfere with or limit such Person’s or any Family Member’s ability to otherwise comply with his, her or its obligations hereunder, in any material respect, or (iv) result in a transfer of ownership of such securities for federal income tax purposes.

“Permitted Transferee” means, with respect to any Family Member, any Person to whom any of such Family Member’s Family Member Shares are Transferred, directly or indirectly, in an Exempt Voting Transfer, in each case where such Person becomes a party to this Agreement and a Family Member pursuant to any provision of this Agreement, in each case, so long as such Person is, or becomes as a result of such Transfer, the Beneficial Owner of any Family Member Shares.

“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization and the heirs, executors, administrators, legal representatives, successors and assigns of the “Person” when the context so permits.

“Qualified Trust” means, with respect to any Family Member, any trust with respect to which such Family Member or a Related Party is the grantor.

“Related Party” means, with respect to any Family Member (including any Permitted Transferee):

(i)    the Direct Relatives of such Family Member;

(ii)    any Qualified Trust with respect to such Family Member;

(iii)    a corporation, limited liability company, or other entity organized under the laws of any state in the United States which is Controlled by, and all equity, participation, beneficial or similar interests (and rights to Acquire any thereof, contingently or otherwise) of which are Beneficially Owned solely by, such Person or such Person and one or more Related Parties of such Person referred to in this definition; or

(iv)    any other Person who is related to such Family Member as described in Section 355(d)(7)(A) of the Code.

“Representatives” means, as to any Person, that Person’s investment bankers, financial advisors, attorneys, accountants, agents and other representatives. Representatives of NACCO or Hamilton Beach Holding shall be deemed to not be Representatives of any Family Member, unless also acting for or representing a Family Member. Representatives of NACCO shall be deemed to not be Representatives of Hamilton Beach Holding, unless also acting for or representing Hamilton Beach Holding, and Representatives of Hamilton Beach Holding shall be deemed to not be Representatives of NACCO, unless also acting for or representing NACCO.

“Share Conversion” means the conversion of NACCO Class B Common Stock into NACCO Class A Common Stock or the conversion of Hamilton Beach Holding Class B Common Stock into Hamilton Beach Holding Class A Common Stock.

“Share Swap” means (i) with respect to NACCO, a transaction in which one Family Member exchanges NACCO Class A Common Stock for NACCO Class B Common Stock held by another Family Member, or (ii) with respect to Hamilton Beach Holding, a transaction in which one Family Member exchanges Hamilton Beach Holding Class A Common Stock for Hamilton Beach Holding Class B Common Stock held by another Family Member.

“Subsequent Exempt Transferee” means, with respect to an Exempt Transferee, any Related Party of such Exempt Transferee.

“Tax-Free Status of the Spin-Off” means the tax-free treatment accorded to the Spin-Off as set forth in the Opinion.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any tax (including the IRS).

“Transfer” means, when used as a verb, to sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any agreement with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any security; and when used as a noun, a sale, transfer (including by operation of law), gift, pledge, encumbrance, assignment or other disposition of, or the entering into of any agreement with respect to the sale transfer, gift, pledge, encumbrance, assignment or other disposition of (including any Constructive Disposition of), any security.

“Unqualified Tax Opinion” means a reasoned “will” opinion, without qualifications, of a nationally recognized law firm to the effect that a transaction will not affect the Tax-Free Status of the Spin-Off. For purposes of this definition, an opinion is reasoned if it describes the reasons for the conclusions and includes the facts, assumptions, and supporting legal analysis.

“Voting Shift” means the increase in voting power of the Hamilton Beach Holding Common Stock held by the Family Members resulting from the Share Conversion of Hamilton Beach Holding Common Stock by Hamilton Beach Holding shareholders other than the Family Members.

2.	STANDSTILL; TRANSFER RESTRICTIONS.

(a) Standstill.

(i)    During the Lock-Up Period each Family Member agrees that he, she or it shall not and shall not agree to, and shall cause each of his, her or its Affiliates not to, and not to agree to, in each case without the express written consent of the Administrator, which consent shall not be unreasonably withheld, do any of the following:

(A)    effect any Acquisition of any Equity Securities of, or Convertible Securities with respect to, NACCO or Hamilton Beach Holding or any of their respective subsidiaries, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) concerning any of the foregoing;

(B)    request that NACCO or Hamilton Beach Holding amend or waive any provision of this paragraph, or make any public announcement with respect to the restrictions of this paragraph, or take any action, in each case, which would reasonably be expected to require NACCO or Hamilton Beach Holding to make a public announcement regarding the possibility of a business combination or merger.

(ii)    Section 2(a)(i) shall not apply to any Acquisition of Equity Securities of, or Convertible Securities with respect to, NACCO or Hamilton Beach Holding by a Family Member pursuant to an equity compensation plan of either NACCO or Hamilton Beach Holding.

(b) Restrictions	on Transfer.

(i)    During the Lock-Up Period, each Family Member agrees that he, she or it shall not and shall not agree to, and shall cause each of his, her or its Affiliates not to, and not to agree to, in each case without the express written consent of the Administrator, which consent shall not be unreasonably withheld, do any of the following:

(A)    directly or indirectly (x) deposit any Family Member Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Family Member Shares, (y) take any action that would make any representation or warranty of the Family Members set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing or materially delaying the Family Members from performing any of their obligations under this Agreement, or (z) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (x) or (y) of this Section 2(b)(i)(A);

(B)    directly or indirectly Transfer (including in any Constructive Disposition) any Family Member Shares, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to any Transfer of Family Member Shares; and

(C)    convert any Family Member Shares pursuant to a Share Conversion.

(c)    Exception for Certain Acquisitions or Transfers

(i)    Notwithstanding the restrictions imposed by subparagraph (a) and (b), during the Lock-Up Period, a Family Member shall be permitted to take such action or one or more actions set forth in the foregoing subparagraphs (a) and (b), if, prior to taking any such actions, the Family Member taking the action set forth in the foregoing subparagraphs (a) and (b) shall:

(A)    have received a favorable private letter ruling from the IRS, or a ruling from another appropriate Taxing Authority that confirms that such action or actions will not affect the Tax-Free Status of the Spin-Off, taking into account such actions and any other relevant transactions in the aggregate (including the Voting Shift unless a favorable private letter ruling from the IRS or an Unqualified Tax Opinion has been obtained as described in Section 2(d)(iii)), in form and substance reasonably satisfactory to the Administrator;

(B)    have received an Unqualified Tax Opinion that confirms that such action or actions will not affect the Tax-Free Status of the Spin-Off, taking into account such actions and any other relevant transactions in the aggregate (including the Voting Shift unless a favorable private letter ruling from the IRS or an Unqualified Tax Opinion has been obtained as described in Section 2(d)(iii)), in form and substance reasonably satisfactory to the Administrator; or

(C)    have received the approval of the Administrator in accordance with subparagraph (d) below.

(ii)    In determining whether a ruling or opinion is satisfactory, the Administrator shall exercise its discretion, in good faith, solely to preserve the Tax-Free Status of the Spin-Off and may consider, among other factors, the appropriateness of any underlying assumptions or representations used as a basis for the ruling or opinion and the Administrator’s views on the substantive merits of such ruling or opinion; provided, however, that a private letter ruling or an Unqualified Tax Opinion will not be treated as reasonably satisfactory to the Administrator unless such ruling or opinion concludes that such action or actions set forth in the foregoing subparagraphs (a) and (b) will not be taken into account in determining whether the Spin-Off is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50-percent or greater interest (as defined in Section 355(e)(4)(A) of the Code) in Hamilton Beach Holding.

(iii)    The Family Member receiving a private letter ruling or an Unqualified Tax Opinion shall provide a copy of any private letter ruling or Unqualified Tax Opinion described in this paragraph to the Administrator as soon as practicable prior to taking or failing to take any action set forth in the foregoing subparagraphs (a) and (b).

(iv)     The Family Member seeking the private letter ruling or Unqualified Tax Opinion shall bear all costs and expenses of securing any such private letter ruling or Unqualified Tax Opinion and shall reimburse NACCO, Hamilton Beach Holding, or the Administrator for all reasonable out-of-pocket costs and expenses that NACCO, Hamilton Beach Holding, or the Administrator may incur in good faith in seeking to obtain or evaluate any such private letter ruling or Unqualified Tax Opinion. NACCO, Hamilton Beach Holding, and the Administrator agree to cooperate fully with all reasonable requests in writing from any Family Member seeking a private letter ruling or Unqualified Tax Opinion, or from a Representative to such Family Member, in connection with seeking such private letter ruling or Unqualified Tax Opinion.

(d) Administrator	Approval of Transfers and Acquisitions by Family Members.

(i)    For purposes of Section 2(c)(i)(C) above, the Administrator may, in its reasonable discretion, approve a Transfer of Family Member Shares only if each of the following requirements is met at the time of such Transfer, taking into account such Transfer:

(A)    if a Family Member proposes to Transfer NACCO Common Stock, such Family Member must simultaneously Transfer two shares of Hamilton Beach Holding Common Stock together with every one share of NACCO Common Stock proposed to be Transferred;

(B)    if a Family Member proposes to Transfer Hamilton Beach Holding Common Stock, such Family Member must simultaneously Transfer one share of NACCO Common Stock together with every two shares of Hamilton Beach Holding Common Stock proposed to be Transferred;

(C)    all shares of NACCO Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of NACCO Common Stock pertinent for purposes of Section 355(e) of the Code, shall not comprise 35% or more of the value of all outstanding shares of NACCO Common Stock;

(D)    all shares of Hamilton Beach Holding Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of Hamilton Beach Holding Common Stock pertinent for purposes of Section 355(e) of the Code, shall not comprise 35% or more of the value of all outstanding shares of Hamilton Beach Holding Common Stock;

(E)    all shares of NACCO Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of NACCO Common Stock pertinent for purposes of Section 355(e) of the Code, shall not represent more than 35% of the voting power of all NACCO Common Stock then outstanding;

(F)    all shares of Hamilton Beach Holding Common Stock Acquired or Transferred by the Family Members in the aggregate, when combined with any other changes in ownership of Hamilton Beach Holding Common Stock pertinent for purposes of Section 355(e) of the Code, shall not represent more than 5% of the total voting power of all Hamilton Beach Holding Common Stock then outstanding;

provided, however, that (x) the restrictions set forth in clauses (A) - (F) above shall not be applicable to Exempt Gifts; (y) the restrictions set forth in clauses (E) and (F) above shall not be applicable to Exempt Voting Transfers; and (z) the restrictions set forth in clauses (A) and (B) above shall not be applicable to Share Swaps or Share Conversions.

(ii)    In applying clause (i), the following rules of construction shall apply:

(A)    each proposed Transfer or Acquisition shall be considered by the Administrator in determining whether such Transfer or Acquisition meets the requirements of clause (i) (and, for the avoidance of doubt, earlier Transfers or Acquisitions shall not be netted against proposed Transfers or Acquisitions);

(B)    any transaction in which one Family Member Transfers NACCO Common Stock or Hamilton Beach Holding Common Stock to another Family Member shall be counted only once toward the limitations in paragraphs (C) through (F) of clause (i) (so as to avoid double counting through, for example, treating such transaction as both an Acquisition by one Family Member and a Transfer by another Family Member); and

(C)    in determining the amount of voting power of NACCO Common Stock or Hamilton Beach Holding Common Stock Transferred or Acquired for purposes of paragraphs (E) and (F) of clause (i) as a result of a Share Swap, only the net increase or decrease in voting power of a Family Member resulting from such Share Swap shall be taken into account (such that, for example, a Family Member who exchanges NACCO Class A Common Stock for NACCO Class B Common Stock pursuant to a Share Swap is treated as Acquiring NACCO Common Stock representing the voting power of the NACCO Class B Common Stock Acquired less the voting power of the NACCO Class A Common Stock Transferred).

(iii)    The restriction set forth in paragraph (F) of clause (i) above shall be amended by replacing “5%” with “35%” if NACCO or Hamilton Beach Holding shall have received a favorable private letter ruling from the IRS or an Unqualified Tax Opinion, in form and substance reasonably satisfactory to the Administrator, substantially to the effect that the Voting Shift will not be taken into account in determining whether the Spin-Off is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50-percent or greater interest (as defined in Section 355(e)(4)(A) of the Code) in Hamilton Beach Holding.

(e)    Tax Counsel Advance Conflict Waiver. Unless prohibited by Law or the ethical rules applicable to attorneys, each of the parties hereto agrees to waive or to cause its Affiliates to waive in advance any conflicts that must be waived in order to permit McDermott Will & Emery LLP to (i) evaluate whether a party’s proposed action or actions constitute any of the actions described in clauses (a) or (b) of Section 2 or (ii) issue any Unqualified Tax Opinion to be obtained by a party pursuant to this Section 2.

3.	ACTIONS TAKEN BY FAMILY MEMBERS IN THEIR CAPACITIES AS DIRECTORS OR OFFICERS.

The parties hereto acknowledge that any Person executing this Agreement who is also an officer or director of NACCO or Hamilton Beach Holding (collectively, the “Family Directors and Officers”), is entering into this Agreement solely in his or her capacity as a stockholder, and not as an officer or director, of NACCO or Hamilton Beach Holding. Nothing contained herein shall (i) restrict, limit or prohibit (or be construed or deemed to restrict, limit, or prohibit) the Family Directors and Officers, solely in their capacities as directors or officers of NACCO or Hamilton Beach Holding, from engaging in discussions, negotiations, or other activities in which NACCO or Hamilton Beach Holding, their respective subsidiaries, their respective Affiliates and their respective Representatives are permitted to engage under this Agreement; (ii) restrict, limit or prohibit (or be construed or deemed to restrict, limit, or prohibit) the Family Directors and Officers, solely in their capacities as directors or officers of NACCO or Hamilton Beach Holding, from exercising and acting in accordance with their fiduciary duties as directors or officers; (iii) require the Family Directors and Officers to act in a manner that would violate their fiduciary duties as directors or officers of NACCO or Hamilton Beach Holding; or (iv) require Mr. Rankin, solely in his capacity as a director of NACCO or an officer or director of Hamilton Beach Holding, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take any actions which are inconsistent with, instructions or directions of the board of directors of NACCO or Hamilton Beach Holding, as applicable, undertaken in the exercise of its fiduciary duties.

4.	COOPERATION.

In the event that any sale of Family Member Shares pursuant to this Agreement would violate any rules or regulations of any governmental or regulatory agency having jurisdiction or any other material law, rule, regulation, order, judgment or decree applicable to the parties hereto, then each party hereto hereby agrees (i) to cooperate with and assist the others in filing such applications and giving such notices, (ii) to use reasonable efforts to obtain, and to assist the other in obtaining, such consents, approvals and waivers, and (iii) to take such other actions, including supplying all information necessary for any filing, as any affected party may reasonably request, all as and to the extent necessary or advisable so that the consummation of such sale will not constitute or result in such a violation. Each party hereto hereby further agrees that he, she or it shall not take any action or enter into any agreement restricting or limiting in any material respect his, her or its ability to perform all of his, her or its material obligations under this Agreement timely and fully.

5.	REPRESENTATIONS AND WARRANTIES OF THE FAMILY MEMBERS.

Each of the Family Members hereby represents and warrants that:

(a)    Authority for this Agreement. The execution and delivery of this Agreement by or on behalf of such Family Member and the consummation by such Family Member of the transactions contemplated hereby and compliance by such Family Member with the provisions hereof (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to such Family Member or by which any of his, her or its Family Member Shares are bound, (ii) will not violate or constitute a breach or default under any agreement by which such Family Member or his, her or its Family Member Shares may be bound, and (iii) will not require the consent of or any notice to or other filing with any third party, including any Governmental Authority. Such Family Member, or the Person signing on the behalf of such Family Member, has all requisite capacity, power and authority to enter into and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Family Member and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, this Agreement constitutes a legal, valid and binding agreement of such Family Member, enforceable against him, her or it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(b)    Ownership of Shares. Each Family Member is the Beneficial Owner of the number of shares of NACCO Common Stock and Hamilton Beach Holding Common Stock set forth opposite such Family Member’s name on Schedule 1 hereto, in each case, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever with respect to the ownership, transfer or other voting of such Family Member Shares (collectively, “Liens”), other than encumbrances created by this Agreement, any restrictions on transfer under applicable federal and state securities laws, any Permitted Pledges, and other encumbrances indicated on Schedule 5(b). Except as set forth on Schedule 5(b), there are no outstanding options, warrants or rights to purchase or Acquire, or agreements relating to the voting of, any Family Member Shares and each Family Member has the sole authority to direct the voting of his, her or its respective Family Member Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to his or her Family Member Shares, with no restrictions (other than encumbrances created by this Agreement, any restrictions on transfer under applicable federal and state securities laws and any Permitted Pledges). Except for the Family Member Shares, as of the date hereof, no Family Member Beneficially Owns (i) any other shares of NACCO Common Stock or Hamilton Beach Holding Common Stock, (ii) any securities that are convertible into or exercisable or exchangeable for NACCO Common Stock or Hamilton Beach Holding Common Stock or (iii) any Equity Securities of any subsidiary of NACCO or Hamilton Beach Holding.

(c)    No Plan or Intent to Transfer Shares. Each Undersigned Family Member has no present plan or intention to Transfer or Acquire any Family Member Shares except for Transfers or Acquisitions that meet the requirements of Section 2(d)(i) (without regard to whether such Transfers or Acquisitions occur during or after the Lock-Up Period). The Undersigned Family Members taken together have no plan or intention to Transfer or Acquire any Family Member Shares except for Transfers or Acquisitions that, in the aggregate, meet the requirements of Section 2(d)(i) (without regard to whether such Transfers or Acquisitions occur during or after the Lock-Up Period). Notwithstanding the foregoing, if during the Lock-Up Period any Undersigned Family Member Transfers or Acquires any Family Member Shares, other than pursuant to a Transfer or Acquisition that meets the requirements of Section 2(d)(i), such Undersigned Family Member shall:

(i)    if such Transfer or Acquisition is between such Undersigned Family Member and a public shareholder, Transfer (in the case where Family Member Shares were previously Acquired) or Acquire (in the case where Family Member Shares were previously Transferred) an equivalent number of shares of NACCO Common Stock or Hamilton Beach Holding Common Stock, as applicable, in open market transactions on the NYSE or any other national securities exchange within three business days after any such Transfer or Acquisition; or

(ii)    if such Transfer or Acquisition is between such Undersigned Family Member and another Family Member, Transfer (in the case where Family Member Shares were previously Acquired) or Acquire (in the case where Family Member Shares were previously Transferred) an equivalent number of shares of NACCO Common Stock or Hamilton Beach Holding Common Stock, as applicable, to or from such Family Member within three business days after any such Transfer or Acquisition;

unless, and then solely to the extent, otherwise required by applicable securities law (without regard to whether such sale would be subject to any required disgorgement pursuant to Section 16 of the Securities Exchange Act of 1934, as amended) and the insider trading policies of NACCO and Hamilton Beach Holding, respectively, in which case such Transfer or Acquisition, as applicable, shall be required as soon as permitted by such law and such policies, respectively.

6.	REPRESENTATIONS AND WARRANTIES OF NACCO AND HAMILTON BEACH HOLDING.

(a)    NACCO represents and warrants that: it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to it, (ii) will not violate or constitute a breach or default under any agreement by which it may be bound, (iii) will not require the consent of or any notice or other filing with any third party, including any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of NACCO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by NACCO and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of NACCO enforceable against NACCO in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

(b)    Hamilton Beach Holding represents and warrants that: it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to it, (ii) will not violate or constitute a breach or default under any agreement by which it may be bound, (iii) will not require the consent of or any notice or other filing with any third party, including any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of Hamilton Beach Holding are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Hamilton Beach Holding and, assuming it has been duly and validly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Hamilton Beach Holding enforceable against Hamilton Beach Holding in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

7.	TERM; TERMINATION.

This Agreement shall terminate automatically, without further action of the parties hereto, upon the expiration of the Lock-Up Period. No party hereto will be relieved from any liability for breach of this Agreement by reason of such termination.

8.	MISCELLANEOUS.

(a)    Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)    Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby and compliance with the provisions hereof.

(c)    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred after the date hereof in connection with the transactions contemplated hereby and compliance with the provisions hereof shall be paid by the party incurring such costs and expenses.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(e)    Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks subject matter jurisdiction, in any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts there from) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f)    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated in whole or in part, by operation of Law, or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, in the case of any Family Member, any trustee, executor, heir, legatee or personal representative succeeding to the ownership of the Family Member Shares (including upon the death, disability or incapacity of any Family Member). Any purported assignment or delegation not permitted under this Section 8(f) shall be null and void and shall not relieve the assigning or delegating party of any obligation hereunder.

(g)    Descriptive Headings. Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(h)    Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(i)    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to any Family Member, to:

Hamilton Beach Brands Holding Company, as the Administrator

4421 Waterfront Dr.

Glen Allen, VA 23060

Attention:     Dana B. Sykes

Facsimile: (804) 527-7218

If to NACCO, to:

NACCO Industries, Inc.

5875 Landerbrook Drive

Cleveland, OH 44124

Attention:    John Neumann

Facsimile: (972) 387-1031

If to Hamilton Beach Holding, to:

Hamilton Beach Holding

4421 Waterfront Dr.

Glen Allen, VA 23060

Attention:    Dana B. Sykes

Facsimile: (804) 527-7218

In each case, with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention:    Thomas J. Murphy

Facsimile: (312) 277-9085

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(j)    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k)    Amendments and Waivers. Subject to Section 8(j) hereof, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless approved in writing by each of NACCO, Hamilton Beach Holding and the Administrator.

(l)    No Implied Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(m)    Legends; Stop Transfer Instructions.

(i)    The Administrator may require that each certificate or other instrument representing any Family Member Shares that are subject to any of the provisions of this Agreement bear a legend substantially in the following form, in addition to any other legend required under applicable law or by contract:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A TRANSFER RESTRICTION AGREEMENT, DATED AS OF SEPTEMBER 29, 2017, BY AND AMONG NACCO INDUSTRIES, INC., A DELAWARE CORPORATION, HAMILTON BEACH BRANDS HOLDING COMPANY, A DELAWARE CORPORATION, AND EACH OF THE MEMBERS OF THE RANKIN AND TAPLIN FAMILIES PARTY THERETO. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS RESTRICTED BY SUCH AGREEMENT AND ANY SUCH SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION MAY BE MADE ONLY UPON COMPLIANCE THEREWITH.”

(ii)    In order to ensure compliance with the transfer restrictions provided for in this Agreement, NACCO and/or Hamilton Beach Holding may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and may make appropriate notations to the same effect in their stock record books.

(n)    Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(o)    Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(p)    The Administrator.

(i)    Appointment of the Administrator. Each Family Member hereby constitutes and irrevocably appoints, effective from and after the date hereof, Hamilton Beach Holding as such Family Member’s agent and attorney-in-fact (the “Administrator”) to act as the Family Members’ Representative under this Agreement in accordance with the terms of this Section 8(p). In the event of the resignation of the Administrator, a successor Administrator reasonably satisfactory to NACCO and Hamilton Beach Holding shall thereafter be appointed by an instrument in writing signed by such successor Administrator and by those Family Members who, as of the date hereof, held a majority of the outstanding Family Member Shares held by all Family Members, and such appointment shall become effective as to any such successor Administrator when a copy of such instrument shall have been delivered to NACCO and Hamilton Beach Holding.

(ii)    Authority. The Administrator is hereby authorized and empowered to act for, and on behalf of, any or all of the Family Members (with full power of substitution in the premises) in connection with (i) the approval of any Transfer as required by, and in accordance with, this Agreement and (ii) such other matters as are reasonably necessary for continued compliance by the Family Members with the terms of this Agreement. The Family Members shall cooperate with the Administrator and any attorneys or other agents whom the Family Member may retain to assist in carrying out its duties hereunder. Each Family Member by execution of this Agreement, and without any further action, confirms such appointment and authority. Notices given to the Administrator in accordance with the provisions of this Agreement shall constitute notice to the Family Members for all purposes under this Agreement.

(iii)    Extent and Survival of Authority. The appointment of the Administrator is an agency coupled with an interest and is irrevocable and any action taken by the Administrator pursuant to the authority granted in this Section 8(p) shall be effective and absolutely binding on each Family Member notwithstanding any contrary action of or direction from such Family Member, except for actions or omissions of the Administrator constituting willful misconduct or gross negligence. The death or incapacity, or dissolution or other termination of existence, of any Family Member shall not terminate the authority and agency of the Administrator.

(iv)    Release from Liability; Indemnification. Each Family Member hereby releases the Administrator from, and each Family Member agrees to indemnify the Administrator against, liability for any action taken or not taken by the Administrator in his capacity as such, except for the liability of the Administrator to a Family Member for loss which such Family Member may suffer from the willful misconduct or gross negligence of the Administrator in carrying out his duties hereunder. The Administrator shall not be liable to any Family Member or to any other Person, with respect to any action taken or omitted to be taken by the Administrator in his role as Administrator under or in connection with this Agreement, unless such action or omission results from or arises out of willful misconduct or gross negligence on the part of the Administrator.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.

NACCO INDUSTRIES, INC.

By:	/s/ J.C. Butler, Jr.
Name:	J.C. Butler, Jr.
Title:	President and Chief Executive Officer

HAMILTON BEACH BRANDS HOLDING COMPANY

By:	/s/ Gregory H. Trepp
Name:	Gregory H. Trepp
Title:	President and Chief Executive Officer

Clara L.T. Rankin

Name:	/s/ Clara L.T. Rankin
Clara L.T. Rankin

Alfred M. Rankin, Jr.;

Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.) and Rankin Associates IV, L.P.

By: Alfred M. Rankin, Jr., as General Partner

Rankin Management, Inc.

By: Alfred M. Rankin, Jr., as President

Rankin Associates II, L.P.; Rankin Associates V, L.P.; and Rankin Associates VI, L.P.

By: Rankin Management, Inc., as General Partner
Alfred M. Rankin, Jr., as President

The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin;

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.;

The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin;

BTR 2012 GST for Helen R. Butler;

BTR 2012 GST for Clara R. Williams; 2012 Helen R. Butler GST Trust; and 2012 Clara R. Williams GST Trust

By: Alfred M. Rankin, Jr. as Trustee

The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren; and

The Trust created under the Agreement, dated December 28, 1976, between PNC Bank as Co-Trustee, and Clara L.T. Rankin for the benefit of grandchildren; Alfred M. Rankin, Jr., Co-Trustee

	By:	Alfred M. Rankin, Jr., as Co-Trustee

Alfred M. Rankin Jr.—Roth IRA—Brokerage Account #*****

	By:	Alfred M. Rankin, Jr.

Name:		/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr.

Victoire G. Rankin; and

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

	By:	Victoire G. Rankin, as Trustee

Name:		/s/ Victoire G. Rankin
Victoire G. Rankin

Helen Rankin Butler (f/k/a Helen P. Rankin);

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler; and

2012 Helen R. Butler Trust

	By:	Helen Rankin Butler (f/k/a Helen P. Rankin), as Trustee

Name:		/s/ Helen Rankin Butler
Helen Rankin Butler

Clara T. Rankin Williams (f/k/a Clara T. Rankin);

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams; and

2012 Clara R. Williams Trust

	By:	Clara R. Williams, Trustee

Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)
By: Clara Rankin Williams, Custodian

AMR Associates, LP
By:	2012 Clara R. Williams Trust U/A/D June 22, 2012 General Partner, Clara R. Williams Trustee

Name:		/s/ Clara T. Rankin Williams
Clara T. Rankin Williams

Thomas T. Rankin;

The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin;

BTR 2012 GST for James T. Rankin;

BTR 2012 GST for Matthew M. Rankin; and

BTR 2012 GST for Thomas P. Rankin

	By:	Thomas T. Rankin, Trustee

Name:		/s/ Thomas T. Rankin
Thomas T. Rankin

Matthew M. Rankin;

The Trust created under the Agreement, dated December 20, 1993, for the benefit of Matthew M. Rankin;

Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin; and

Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin

	By:	Matthew M. Rankin, as Trustee

Mary Marshall Rankin (by Matthew M. Rankin, as Custodian); and

William Alexander Rankin (by Matthew M. Rankin, as Custodian)

	By:	Matthew M. Rankin, as Custodian

Name:		/s/ Matthew M. Rankin
Matthew M. Rankin

James T. Rankin;

Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin; and

Trust created by Agreement, dated May 10, 2007, between Matthew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin

	By:	James T. Rankin, as Co-Trustee

Margaret Pollard Rankin (by James T. Rankin, as custodian)

James T. Rankin, Jr. (by James T. Rankin, as custodian)

	By:	James T. Rankin, as Custodian

Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin;

Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015; and

Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015

	By:	James T. Rankin, Trustee

Name:		/s/ James T. Rankin
James T. Rankin

Claiborne R. Rankin;

The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin;

BTR 2012 GST for Chloe R. Seelbach;

BTR 2012 GST for Claiborne R. Rankin, Jr.; and

BTR 2012 GST for Julia R. Kuipers

	By:	Claiborne R. Rankin, as Trustee

Name:		/s/ Claiborne R. Rankin
Claiborne R. Rankin

Chloe O. Rankin;

Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin; and 2012 Chloe O. Rankin Trust

	By:	Chloe O. Rankin, as Trustee

Name:		/s/ Chloe O. Rankin
Chloe O. Rankin

Chloe R. Seelbach (f/k/a Chloe E. Rankin);

Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach;

Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach;

Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach; and

Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach;

	By:	Chloe R. Seelbach, as Trustee

Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)

Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)

	By:	Chloe R. Seelbach, as Custodian

Name:		/s/ Chloe R. Seelbach
Chloe R. Seelbach

Claiborne R. Rankin, Jr.;

The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000; and

Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III

	By:	Claiborne R. Rankin, Jr., as Trustee

Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)

	By:	Claiborne R. Rankin, Jr., as Custodian

Name:		/s/ Claiborne R. Rankin, Jr.
Claiborne R. Rankin, Jr.

Roger F. Rankin;

The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin;

BTR 2012 GST for Anne F. Rankin;

BTR 2012 GST for Elisabeth M. Rankin; 2016 Anne F. Rankin Trust; and 2016 Elisabeth M. Rankin Trust

	By:	Roger F. Rankin, as Trustee

Name:		/s/ Roger F. Rankin
Roger F. Rankin

Bruce T. Rankin

Name:	/s/ Bruce T. Rankin
Bruce T. Rankin

Martha S. Kelly

Name:	/s/ Martha S. Kelly
Martha S. Kelly

Susan Sichel

Name:	/s/ Susan Sichel
Susan Sichel

Jennifer T. Jerome

Name:	/s/ Jennifer T. Jerome
Jennifer T. Jerome

Caroline T. Ruschell;

Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee; and

Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee

	By:	Caroline T. Ruschell, as Trustee

Name:		/s/ Caroline T. Ruschell
Caroline T. Ruschell

David F. Taplin; and

National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin

	By:	David F. Taplin, as Co-Trustee

Name:		/s/ David F. Taplin
David F. Taplin

Beatrice B. Taplin;

Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between PNC Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin;

Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011;

The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin;

Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee; and

Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee

	By:	Beatrice B. Taplin, as Trustee

Name:		/s/ Beatrice B. Taplin
Beatrice B. Taplin

Theodore D. Taplin; and

The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin

	By:	Theodore D. Taplin, as Trustee

Name:		/s/ Theodore D. Taplin
Theodore D. Taplin

Britton T. Taplin; and

The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin

	By:	Britton T. Taplin, as Trustee

Name:		/s/ Britton T. Taplin
Britton T. Taplin

Frank F. Taplin; and

The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin

	By:	Frank F. Taplin, as Trustee

Name:		/s/ Frank F. Taplin
Frank F. Taplin

Corbin Rankin; and 2012 Corbin K. Rankin Trust

	By:	Corbin K. Rankin, as Trustee

Name:		/s/ Corbin K. Rankin
Corbin K. Rankin

Alison A. Rankin;

Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;

Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor;

Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin;

Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin;

Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000; 2012 Alison A. Rankin Trust; and

The Anne F. Rankin Trust dated August 15, 2012

	By:	Alison A. Rankin, as Trustee

Name:		/s/ Alison A. Rankin
Alison A. Rankin

John C. Butler, Jr.;

Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.;

Clara Rankin Butler 2002 Trust, dated November 5, 2002; and

Griffin Bedwell Butler 2002 Trust, dated November 5, 2002

	By:	John C. Butler, Jr., as Trustee

Griffin B. Butler (by John C. Butler, Jr., as Custodian)

	By:	John C. Butler, Jr., as Custodian

John C. Butler, Jr.—Roth IRA—Brokerage Account #*****

	By:	John C. Butler, Jr.

Name:		/s/ John C. Butler, Jr.
John C. Butler, Jr.

Clara Rankin Butler

Name:	/s/ Clara Rankin Butler
Clara Rankin Butler

David B.H. Williams;

Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams;

Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams; and

The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009

	By:	David B.H. Williams, as Trustee

Helen Charles Williams (by David B.H. Williams as Custodian)

	By:	David B.H. Williams, as Custodian

Name:		/s/ David B.H. Williams
David B.H. Williams

Scott Seelbach; and

Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)

	By:	Scott Seelbach, as Custodian

Name:		/s/ Scott Seelbach
Scott Seelbach

Elizabeth B. Rankin

Name:	/s/ Elizabeth B. Rankin
Elizabeth B. Rankin

Julia L. Rankin Kuipers;

Trust created by the Agreement, dated December 21, 2004, for the benefit of Julia L. Rankin;

Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers; and

Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers

	By:	Julia L. Rankin Kuipers, as Trustee

Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian); and

Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)

	By:	Julia L. Rankin Kuipers, as Custodian

Name:		/s/ Julia L. Rankin Kuipers
Julia L. Rankin Kuipers

Thomas Parker Rankin; and

Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin

	By:	Thomas P.K. Rankin, as Trustee

Name:		/s/ Thomas Parker Rankin
Thomas Parker Rankin

Lynne Turman Rankin

Name:	/s/ Lynne Turman Rankin
Lynne Turman Rankin

Jacob A. Kuipers

Name:	/s/ Jacob A. Kuipers
Jacob A. Kuipers

Elisabeth M. Rankin

Name:	/s/ Elisabeth M. Rankin
Elisabeth M. Rankin

A. Farnham Rankin

Name:	/s/ A. Farnham Rankin
A. Farnham Rankin

DiAhn Taplin

Name:	/s/ DiAhn Taplin
DiAhn Taplin

Schedule 1

Ownership

RANKIN FAMILY
Clara L.T. Rankin
Alfred M. Rankin, Jr.
Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.)
Rankin Associates IV, L.P.
Rankin Management, Inc.
Rankin Associates II, L.P.
Rankin Associates V, L.P.
Rankin Associates VI, L.P.
The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.

The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin
BTR 2012 GST for Helen R. Butler
BTR 2012 GST for Clara R. Williams

The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren

The Trust created under the Agreement, dated December 28, 1976, between PNC Bank as Co-Trustee, and Clara L.T. Rankin for the benefit of grandchildren; Alfred M. Rankin, Jr., Co-Trustee
Alfred M. Rankin Jr.—Roth IRA—Brokerage Account #*****
Victoire G. Rankin

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin

Helen Rankin Butler (f/k/a Helen P. Rankin)

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler

2012 Helen R. Butler Trust
Clara T. Rankin Williams (f/k/a Clara T. Rankin)

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams

2012 Clara R. Williams Trust
Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)
AMR Associates, LP
Thomas T. Rankin

The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin

BTR 2012 GST for James T. Rankin
BTR 2012 GST for Matthew M. Rankin
BTR 2012 GST for Thomas P. Rankin
Matthew M. Rankin
The Trust created under the Agreement, dated December 20, 1993, for the benefit of Matthew M. Rankin
Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin
Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin
Mary Marshall Rankin (by Matthew M. Rankin, as Custodian)
William Alexander Rankin (by Matthew M. Rankin, as Custodian)

James T. Rankin
Margaret Pollard Rankin (by James T. Rankin, as custodian)
James T. Rankin, Jr. (by James T. Rankin, as custodian)
Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin
Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015
Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015
Claiborne R. Rankin

The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin

BTR 2012 GST for Chloe R. Seelbach
BTR 2012 GST for Claiborne R. Rankin, Jr.
BTR 2012 GST for Julia R. Kuipers
Chloe O. Rankin

Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin
2012 Chloe O. Rankin Trust
Chloe R. Seelbach (f/k/a Chloe E. Rankin)
Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach
Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach
Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach
Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach
Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)
Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)

Claiborne R. Rankin, Jr.
The Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000
Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III
Claiborne Read Rankin III (by Claiborne R. Rankin, Jr., as Custodian)
Roger F. Rankin

The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin

BTR 2012 GST for Anne F. Rankin
BTR 2012 GST for Elisabeth M. Rankin
2016 Anne F. Rankin Trust
2016 Elisabeth M. Rankin Trust
Bruce T. Rankin
Corbin Rankin
2012 Corbin K. Rankin Trust

Alison A. Rankin
Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor
Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor
Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin
Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin
Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000
2012 Alison A. Rankin Trust
The Anne F. Rankin Trust dated August 15, 2012
John C. Butler, Jr.
Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.

Clara Rankin Butler 2002 Trust, dated November 5, 2002
Griffin Bedwell Butler 2002 Trust, dated November 5, 2002
Griffin B. Butler (by John C. Butler, Jr., as Custodian)
John C. Butler, Jr.—Roth IRA—Brokerage Account #*****
Clara Rankin Butler
David B.H. Williams

Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams

The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009
Helen Charles Williams (by David B.H. Williams as Custodian)
Scott Seelbach
Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)

Elizabeth B. Rankin
Julia L. Rankin Kuipers
Trust created by the Agreement, dated December 21, 2004, for the benefit of Julia L. Rankin
Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers
Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers
Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian)
Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)
Thomas Parker Rankin

Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin

Lynne Turman Rankin
Jacob A. Kuipers

Elisabeth M. Rankin
A. Farnham Rankin
	NACCO Common Stock		Hamilton Beach Holding Common Stock

	Class A	Class B	Class A	Class B
RANKIN FAMILY TOTAL	977,391	1,461,661	2,439,052	2,439,052

FRANK E. TAPLIN, JR. FAMILY
Martha S. Kelly
Susan Sichel
Jennifer T. Jerome
Caroline T. Ruschell
Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee
Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee
David F. Taplin
National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin
	NACCO Common Stock		Hamilton Beach Holding Common Stock
	Class A	Class B	Class A	Class B
FRANK E. TAPLIN, JR. FAMILY TOTAL	111,228	48,786	160,014	160,014

THOMAS E. TAPLIN FAMILY
Beatrice B. Taplin

Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between PNC Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin

Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011
The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin
Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee
Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee
Theodore D. Taplin
The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin

Britton T. Taplin

The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin

Frank F. Taplin
The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin
DiAhn Taplin
	NACCO Common Stock		Hamilton Beach Holding Common Stock
	Class A	Class B	Class A	Class B
THOMAS E. TAPLIN FAMILY	734,066	32,310	766,376	766,376

Schedule 5(b)

Liens on Family Member Shares

1.	Stockholders’ Agreement:

a.	Stockholders’ Agreement dated as of September 29, 2017 by and among the signatures thereto, Hamilton Beach Brands Holding Company and Depository (as defined in Section 1.10 of the Agreement)

2.	Employee Incentive and Director Fee Shares:

Messrs. Alfred Rankin and J.C. Butler, Jr. have received shares of NACCO Class A Common Stock pursuant to the terms of NACCO’s employee long-term equity incentive program. David B.H. Williams, David F. Taplin and Britton T. Taplin have received shares of NACCO Class A Common Stock pursuant to the terms of NACCO’s director fee equity program. All such shares are issued with restriction on transfer language.